UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On January 31, 2012, Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of Cleco Corporation (the “Company”), filed with the Louisiana Public Service Commission (the “LPSC”), the application for authorization for the selection of Cleco Evangeline LLC's (“Evangeline”) Power Purchase Agreement (the “PPA”) in response to Cleco Power's most recent Request for Proposal (the “RFP”) for power supply resources. As previously disclosed in its Current Report on Form 8-K filed on January 23, 2012, the Company selected Evangeline as the winning bidder of the RFP. Evangeline is a wholly owned subsidiary of Cleco Midstream Resources LLC, which is a wholly owned subsidiary of the Company. The PPA with Evangeline provides for 730 MW of capacity and energy for a three-year period beginning May 1, 2012. The RFP was independently monitored by Ms. Elizabeth Benson, of Energy Associates, on behalf of the LPSC. A redacted copy of the Company's application for authorization to enter into a PPA with Evangeline can be found on the Company's website at www.cleco.com/site.php?pageID=581.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date:February 3, 2012	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date:February 3, 2012	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer